Exhibit 99.1

Press Release

HALLADOR ENERGY EXTENDS TERM AND LOWERS INTEREST RATE ON 4-YEAR,

$238 MILLION CREDIT FACILITY

TERRE HAUTE, IN, October 2, 2019 - Hallador Energy Company (Nasdaq: HNRG) closed on a credit facility amendment with its administrative agent, PNC Bank.  The amendment resets the existing credit facility’s maturity to four years (a 16-month extension), expiring in September 2023.  Additionally, interest associated with the facility was reduced by .50%, taking us to LIBOR plus 3.00% in our current pricing grid.  The $238 million credit facility (of which $172 million is currently outstanding) is comprised of a $118 million term loan and $120 million revolver.

Brent Bilsland, President, CEO & Chairman of Hallador Energy Company, commented, “Our bank group’s willingness to improve the terms of our credit facility that was originally agreed to only 17 months ago, speaks to the strength of Hallador’s contracted sales position.  Hallador remains 77% contracted through 2022, affording our bank group and investors excellent cash flow visibility.  We thank our bank group for their unanimous support of this extension and rate reduction.”

Hallador is headquartered in Terre Haute, Indiana and through its wholly owned subsidiary, Sunrise Coal, LLC, produces coal in the Illinois Basin for the electric power generation industry. To learn more about Hallador or Sunrise, visit our website at www.halladorenergy.com.

Contact:	Investor Relations
Phone:	(303) 839-5504